Calculation of Filing Fee Tables

Form S-3

(Form Type)

Urogen Pharma Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	457(o)
	Debt	Debt Securities	457(o)
	Other	Warrants	457(o)
	Unallocated (Universal ) Shelf	(1)	457(o)	$250,000,000	(2)	$250,000,000	$0.0001102	$27,550
	Total Offering Amounts					$250,000,000		$27,550
	Total Fee Offsets							$27,550 (3)
	Net Fee Due							$ 0 (3)

(1)

There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase ordinary shares or debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 457(p) under the Securities Act of 1933, this registration statement includes $233,375,000 of unsold securities that were previously registered under a Registration Statement on Form S-3 with the Securities and Exchange Commission on December 20, 2019 (File No. 333-235642) (the "Prior Registration Statement”) and declared effective on January 2, 2020. A filing fee of $32,450.00 with respect to an aggregate of $250,000,000 of securities was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold securities included on this registration statement. Of the $250,000,000 of securities registered on the Prior Registration Statement, for which a contemporaneous fee payment of $32,450.00 was paid, $233,375,000 of the securities remain unsold, leaving $30,292.08 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement).

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of securities being registered hereby in the amount of $27,550 is offset by $27,550 in registration fees previously paid by the registrant with respect to securities that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, no registration fees are being paid at this time. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from the Prior Registration Statement ($2,742.08) will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	UroGen Pharma Ltd.	S-3	333-235642	1/2/2020		$27,550	Unallocated (Universal) Shelf	(1)	N/A	$233,375,000
Fee Offset Sources	UroGen Pharma Ltd.	S-3	333-235642		1/2/2020						$27,550 (2)

(1)	See Note (1) under Table 1 above.

(2)	See Note (3) under Table 1 above.